Exhibit 1.1

1,820,000 Shares of Common Stock

Warrants to Purchase 1,820,000 Shares of Common Stock

ION GEOPHYSICAL CORPORATION

UNDERWRITING AGREEMENT

February 16, 2018

Oppenheimer & Co. Inc.,

as Representative of the several

Underwriters named in Schedule I hereto

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

ION Geophysical Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representative (the “Representative”), an aggregate of (i) 1,820,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and (ii) warrants to purchase 1,820,000 shares of Common Stock (the “Warrants”). The respective amounts of the Securities to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto.  The aggregate number of shares of Common Stock issuable upon exercise of the Warrants is hereinafter referred to as the “Warrant Shares.”  The Shares, the Warrants and the Warrant Shares are collectively called the “Securities.”

The Shares and the Warrants shall be sold together as a fixed combination, each consisting of one share of Common Stock and one Warrant, each Warrant being exercisable to purchase one share of Common Stock. The Shares and Warrants shall be immediately separable and transferable upon issuance. The terms of the Warrants are set forth in the form of Warrant attached hereto as Exhibit E.

The Company also proposes to issue to the Representative in its individual capacity, the warrants referred to in Section 1(b) to purchase up to an aggregate of 18,200 shares of Common Stock.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-213769), including a related prospectus dated November 23, 2016 (the “Base Prospectus”) relating to common stock, preferred stock, debt securities, warrants to purchase common stock, subscription rights to purchase common stock, purchase contracts or units of the Company that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof and all documents deemed incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered by the Company or are otherwise available to you.

The term “Registration Statement” as used in this Agreement means the registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.

If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 of the Rules, in the form provided to the Underwriters by the Company for use in connection with the offering of the Securities.  The term “Prospectus” means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus, and including, without limitation, the final prospectus supplement, filed pursuant to and within the time limits described in Rule 424(b) with the Commission in connection with the proposed sale of the Securities contemplated by this Agreement through the date of such Prospectus Supplement. The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective. Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement, any such Preliminary Prospectus, the Statutory Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company understands that the Underwriters propose to make a public offering of the Securities, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representative deems advisable.  The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1.     Sale, Purchase, Delivery and Payment for the Securities.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)              The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $26.1250 per share of Common Stock and Related Warrant (the “Initial Price”), the number of Shares and Warrants set forth opposite the name of such Underwriter under the column “Number of Shares and Warrants to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.

(b)              Payment of the purchase price for, and delivery of certificates for, the Shares and the Warrants shall be made at the offices of Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment is called the “Closing Date”).

(c)               On the Closing Date, the Company agrees to issue to Oppenheimer & Co. Inc., for its own account and not as representative of the several Underwriters, warrants (the “Representative’s Warrants”) to purchase an aggregate of 18,200 shares of Common Stock (“Representative’s Warrant Shares”) at an exercise price equal to $33.60 per share of Common Stock as set forth opposite the name of Oppenheimer & Co. Inc. under the column “Number of Representative’s Warrants to Be Delivered” on Schedule I of this Agreement. The Representative’s Warrants shall be substantially identical to the form of Warrant filed as an exhibit to the Registration Statement and attached hereto as Exhibit E.

(d)               Payment shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company, against delivery of the respective certificates to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.

(e)               Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Closing Date, and shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter.  The Company will cause the certificates representing the Shares and the Warrants to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Closing Date.

2.     Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Date, as follows:

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act, including the transaction requirements set forth in General Instruction I.B.1 of such form. The Company is not, and has not been for at least 12 calendar months prior to the filing of the Registration Statement, a shell company. The Company filed with the Commission the Registration Statement on such Form, including a Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities, and the Company has prepared and used a Preliminary Prospectus in connection with the offer and sale of the Securities.  When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective and as of the date of the most recent amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus or Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representative on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representative for use in the Registration Statement, any Preliminary Prospectus or the Prospectus consists of the following: the concession figure appearing in the fourth paragraph under the caption “Underwriting” and the information concerning market making by the Underwriters, short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriters contained in the eleventh paragraph under the caption “Underwriting” in the Prospectus (collectively, the “Underwriting Information”).

(b)           As of the Applicable Time (as hereinafter defined), neither of (i) the price to the public and the number of Securities offered and sold, as indicated on the cover page of the Prospectus and the Statutory Prospectus (as hereinafter defined), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus (as hereinafter defined), including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each, a “Road Show”) (i) is identified in Schedule III hereto and (iii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder.

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means 8:00 AM (Eastern time) on the date of this Underwriting Agreement.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including, without limitation, each Road Show.

(c)           The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).  Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(d)           The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, the Statutory Prospectus or the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement, the Statutory Prospectus and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries, including each entity, corporation, partnership, joint venture, association or other business organization controlled directly or indirectly by the Company (each, a “subsidiary”), at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.  The summary and selected financial data, if any, included in the Statutory Prospectus and Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.

(g)           The Registration Statement initially became effective within three years of the date hereof.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired Registration

Statement.  References herein to the registration statement relating to the Securities shall include such new shelf registration statement.

(h)           This Agreement has been duly authorized, executed and delivered by the Company.

(i)            Except as set forth in the General Disclosure Package, no holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement.  Each director and executive officer of the Company and each stockholder of the Company listed on Schedule II hereto has delivered to the Representative his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(j)            All necessary corporate action has been duly and validly taken by the Company and to authorize the execution, delivery and performance of this Agreement, the Warrants and the Representative’s Warrants, the issuance and sale of the Shares and Warrants and the delivery of the Representative’s Warrants by the Company.

(k)           The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(l)            The Shares, Warrant Shares and the Representative’s Warrant Shares have been duly authorized for listing on the New York Stock Exchange.

(m)          Except as set forth in the General Disclosure Package, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or listing on the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or quotation.

(n)           The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)           Except as described in the Statutory Prospectus and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(p)           There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(q)           Neither the Company nor, to its knowledge, any of its affiliates (within the meaning of Rule 5121(f)(1) of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(r)            None of the Company, its directors or its officers has distributed nor will  distribute prior to the later of (i) the Closing Date and (ii) completion of the distribution of the Shares and the Warrants, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 4(d) below.

(s)            There is no document, contract or other agreement required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules.  Each description of a contract, document or other agreement in the Registration Statement, the Statutory Prospectus or the Prospectus accurately reflects in all respects the terms of the underlying contract, document or other agreement.  Each contract, document or other agreement described in the Registration Statement, the Statutory Prospectus or the Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(t)            Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Statutory Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Statutory Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Statutory Prospectus, there has not been any change in the capital stock (other than (A) the issuance or grant of securities pursuant to employee equity incentive plans or pursuant to the exercise of outstanding options, warrants or rights or (B) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company, in each case as such (1) equity incentive plans, (2) outstanding options, warrants or rights, and (3) agreements are described in the Statutory Prospectus) or long-term debt (other than regular payments pursuant to obligations disclosed in or contemplated by the Pricing Prospectus) of the Company or any of its subsidiaries or a Material Adverse Effect, otherwise than as set forth or contemplated in the Statutory Prospectus.

(u)           The Company and its subsidiaries have good and marketable title to all personal property (other than Intellectual Property Rights and Intellectual Property Assets, which are addressed in Section 2(ff) hereof) owned by them, free and clear of all liens, encumbrances and defects, except such as are described in the Statutory Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property or buildings by the Company and its subsidiaries.

(v)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Statutory Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, which jurisdictions are the states of Texas, Colorado, Louisiana, and North Dakota, and the province of Alberta, Canada except where the failure to so qualify or be in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization; and none of the Company’s subsidiaries is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act).

(w)          The Company has an authorized capitalization described as “Actual” in the table included under the caption “Capitalization” in the Statutory Prospectus and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Common Stock of the

Company contained in the Statutory Prospectus and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except for directors’ qualifying shares and except as otherwise set forth in the Statutory Prospectus) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(x)           The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable, and will conform to the description of the Common Stock contained in the Prospectus.  The Warrants to be sold by the Company to the Underwriters, and the Representative’s Warrants to be delivered by the Company to the Representative, hereunder have been duly authorized, and when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms and will conform to the description thereof contained in the Prospectus. The Warrant Shares to be issued and sold by the Company to the Underwriters hereunder, and the Representative’s Warrant Shares to be delivered by the Company to the Representative hereunder, have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and the Representative’s Warrants, as the case may be, and payment of the exercise price, will be validly issued and fully paid and non-assessable, and will conform to the description of Common Stock contained in the Prospectus.

(y)           The issue and sale of the Securities to be sold by the Company and the Representative’s Warrants to be delivered by the Company to the Representative and the compliance by the Company with this Agreement and the consummation by the Company of the transactions contemplated by this agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities by the Company or the consummation by the Company of the transactions herein contemplated, except (X) the registration under the Securities Act of the Securities, (Y) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws, FINRA, or The New York Stock Exchange in connection with the purchase and distribution of the Securities by the Underwriters, or (Z) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)                                  Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or bylaws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (B) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)                          The statements set forth in the Statutory Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities, are accurate, complete and fair in all material respects.

(bb)                          Other than as set forth in the Statutory Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

(cc)                            The Company is not and, after giving effect to the offering and sale of the Securities to be sold by the Company and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd)                          (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

(ee)                            Grant Thornton LLP (the “Auditor”), which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(ff)                              The Company and its subsidiaries own or possess the valid  right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses,  trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the General

Disclosure Package and the Prospectus.  The Company and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries. To the Company’s knowledge, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person.  All licenses for the use of the Intellectual Property Rights described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms.  The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license.  Except as described in the General Disclosure Package, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.  With respect to the use of the software in the Company’s business as it is currently conducted, the Company has not experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the Company’s knowledge, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public.  The Company has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business.  No claims have been asserted or threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business.  The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.  The Company has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All founders and key employees have signed confidentiality and invention assignment agreements with the Company.

(gg)                            No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent; and no employees of the Company are subject to a collective bargaining agreement.

(hh)                          Except as described in the Statutory Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(ii)                                  Except as described in the Statutory Prospectus and the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jj)                                Since the date as of which information is given in the Statutory Prospectus and the Prospectus and except as described in the Statutory Prospectus and the Prospectus, the Company has not (A) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (B) entered into any material transaction not in the ordinary course of business or (C) declared or paid any dividend on its capital stock.

(kk)                          The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are adequate; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ll)                                  The Company and each of its subsidiaries (i) are in compliance with all, and have not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of either (i) or (ii) where the failure to comply or the potential liability or obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect. Except as described in the Pricing Prospectus and the Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates incurring material capital expenditures relating to compliance with Environmental Laws.

(mm)                  In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(nn)                          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(oo)                          Except as disclosed in the Statutory Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Statutory Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(pp)                          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects.

(qq)                          The statistical and market-related data included under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and

Results of Operations” and “Business” included or incorporated by reference in the Statutory Prospectus and the Prospectus are based on or derived from estimates and sources that the Company believes to be reliable and accurate in all material respects.

(rr)                                Except as described in the Statutory Prospectus and the Prospectus, the Company and each of its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all material taxes due thereon. To the Company’s knowledge, no material tax deficiency has been determined adversely to the Company or any of its subsidiaries.

(ss)                              Neither the Company nor any of its subsidiaries or affiliates, nor, to the Company’s knowledge, any director, officer, or employee, agent or representative of the Company or of any of its subsidiaries or affiliates, (A) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, or (B) has violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve material compliance with such laws and with the representation and warranty contained herein.

(tt)                                The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(uu)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv)                          The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity

(collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits, and to the Company’s knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder except where such revocation or termination, singly or in the aggregate, would not have a Material Adverse Effect.  Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities.

(ww)                      The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

3.                                      Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters under this Agreement are several and not joint.  The respective obligations of the Underwriters to purchase the Securities are subject to each of the following terms and conditions:

(a)                                 Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative.  If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c)                                  The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of the Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d)                                 The Representative shall have received on the Closing Date a certificate, addressed to the Representative and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included,  any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act and (v) there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole.

(e)                                  The Representative shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representative and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Disclosure Package, and (ii) on the Closing Date, a signed letter from the Auditor addressed to the Representative and dated the date of the Closing Date, in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)                                   The Representative shall have received on the Closing Date from Locke Lord LLP, counsel for the Company, an opinion, addressed to the Representative and dated the Closing Date, in the form attached to this Agreement as Exhibit B.

(g)                                  The Representative shall have received on the Closing Date from Sanjay Shenoy, the Company’s internal intellectual property counsel, an opinion, addressed to the Representative and dated the Closing Date, in the form attached to this Agreement as Exhibit C.

(h)                                 The Representative shall have received on the Closing Date from the General Counsel of the Company, an opinion, addressed to the Representative and dated the Closing Date, in the form attached to this Agreement as Exhibit D.

(i)                                     The Representative shall have received on the Closing Date from Proskauer Rose LLP, counsel for the Representative, an opinion, addressed to the Representative and dated the Closing Date, which shall be reasonably satisfactory in form and substance to the Representative.

(j)                                    All proceedings taken in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative, and their counsel.

(k)  The Representative shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule II hereto.

(l)   The Shares and Warrant Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(m)                             The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Representative’s judgment to proceed with the purchase or offering of the Securities as contemplated hereby.

(n)                                 The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(o)                                 The Company shall have provided a notice to BGP Inc., China National Petroleum Corporation (“BGP”) pursuant to Section 12(c) of that certain Investor Rights Agreement, dated March 25, 2010 between BGP and the Company (the “Investor Rights Agreement”), and shall have satisfied the requirements of such agreement.

(p)                                 On the Closing Date, the Representative shall have received electronic copies of the Warrants executed by the Company.

(q)                                 On the Closing Date, the Representative shall have received electronic copies of the Representative’s Warrants executed by the Company.

(r)                                    The Company shall have furnished or caused to be furnished to the Representative such further certificates or documents as the Representative shall have reasonably requested.

4.                                      Covenants and other Agreements of the Company and the Underwriters.

(a) The Company covenants and agrees as follows:

(i)                                     The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible.  The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii)                                  The Company shall promptly advise the Representative in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares or Warrants for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement or any Issuer Free Writing Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representative reasonably object.  The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)                               If, at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)                              If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)                                 The Company shall make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi)                              The Company shall furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request.  If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)                           The Company shall cooperate with the Representative and their counsel in endeavoring to qualify the Securities for offer and sale in connection with the offering under the laws of such jurisdictions as the Representative may designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii)                        The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix)                              Without the prior written consent of Oppenheimer & Co. Inc., for a period of 90 days after the date of this Agreement, the Company and each of its individual directors and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Securities pursuant to the Registration Statement, the issuance of shares pursuant to the Company’s existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus, and the issuance of shares to BGP at no less than the Initial Price in the minimum amount required to satisfy the Company’s obligations pursuant to Section 12 of the Investor Rights Agreement.

(x)                                 On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the New York Stock Exchange (including any required registration under the Exchange Act).

(xi)                              Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xii)                           The Company will apply the net proceeds from the offering of the Securities in the manner set forth under “Use of Proceeds” in the Prospectus.

(xiii)                     The Company agrees to reserve and keep available for the exercise of the Warrants such number of authorized but unissued shares of Common Stock as are sufficient to permit the exercise in full of the Warrants for the Warrant Shares.

(b)                                            The Company agrees to pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Securities and the performance of the obligations of the Company under this Agreement including those relating to:  (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares and Warrants to the Underwriters; (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vii), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representative and to the Underwriters of copies of each Preliminary Prospectus,  the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold; (v) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters up to $20,000, in connection with FINRA’s review of the terms of the public offering; (vi) inclusion of the Shares and the Warrant Shares for listing on the New York Stock Exchange; (vii) all transfer taxes, if any, with respect to the sale and delivery of the Securities by the Company to the Underwriters and (vii) the reasonable fees and expenses incident to the performance of the obligations of the Representative (including related fees and expenses of counsel for the Underwriters), provided that, excluding expenses related to Blue Sky and FINRA filings, such costs and expenses shall not exceed $180,000 without the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed).

(c)                                  The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person.  Additionally, the Company acknowledges and agrees that the Underwriters have not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the company or any other person in connection with any such transaction or the process leading thereto.

(d)                                          The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any  Issuer Free Writing Prospectus, including timely  filing with the Commission where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.

5.                                      Indemnification.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Statutory Prospectus,  the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Securities to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement, the Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                                   Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Securities to be purchased by such Underwriter hereunder.

(c)                                                    Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served.  No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties.  An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6.                                      Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 6, no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6.  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.  The

Underwriter’s obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7.                                      Termination.

(a)                                            This Agreement may be terminated with respect to the Securities to be purchased on a Closing Date by the Representative by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representative if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the NASDAQ has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b)                                            If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representative or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Securities or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

8.                                      Substitution of Underwriters.  If any Underwriter shall default in its obligation to purchase on any Closing Date the Securities agreed to be purchased hereunder on such Closing Date, the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Securities on the terms contained herein.  If, however, the Representative shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Securities on such terms.  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of Securities which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Securities that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case, either the Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Securities which remains unpurchased exceeds 10% of the aggregate number of all the Securities to be purchased at such date, then this Agreement shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections  4(b), 5, 6 and 7.  The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

9.             Miscellaneous.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Securities.  In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and the and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Securities from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, c/o Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004 Attention:  Equity Capital Markets, with a copy to Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004 Attention:  General Counsel, and to Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, Attention: Stuart Bressman and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to the Company, 2105 CityWest Blvd. Suite 100, Houston, Texas 77042-2839 Attention: General Counsel, and to Locke Lord LLP, Eric Johnson, 600 Travis Street, Suite 600, Houston, Texas 77002.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

[Signature page follows]

Very truly yours,

ION GEOPHYSICAL CORPORATION

		By:	/s/ Brian Hanson
Title: President and CEO

Confirmed:

OPPENHEIMER & CO. INC.

Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I annexed
hereto.

By: OPPENHEIMER & CO. INC.

By	/s/ Eric Helenek
Title: Managing Director

SCHEDULE I

Name	Number of Shares to Be Purchased	Number of Warrants to Be Purchased	Number of Representative’s Warrants to be Delivered

Oppenheimer & Co. Inc.	1,638,000	1,638,000	18,200
Janney Montgomery Scott LLC	182,000	182,000
Total	1,820,000	1,820,000	18,200

Sch I -1

SCHEDULE II

Lock-up Signatories

R. Brian Hanson

Steven A. Bate

Colin T. Hulme

Scott P. Schwausch

Matt Powers

Christopher T. Usher

Kenneth G. Williamson

James M. Lapeyre, Jr.

David H. Barr

Hao Huimin

Michael C. Jennings

Franklin Myers

S. James Nelson, Jr.

John N. Seitz

SCHEDULE III

Issuer Free Writing Prospectuses

None.

Exhibit A

FORM OF LOCK-UP AGREEMENT

February [•], 2018

Oppenheimer & Co. Inc.

As Representative of the Several Underwriters

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Re:          Public Offering of ION Geophysical Corporation

Ladies and Gentlemen:

The undersigned, a holder of common stock, par value $0.01 (“Common Stock”), or rights to acquire Common Stock, ION Geophysical Corporation (the “Company”) understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of shares of securities of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of

1

the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (w) Common Stock to be transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof), (x) the sale of the Securities to be sold pursuant to the Prospectus, (y) sales pursuant to any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) currently in effect on the date hereof and (z) the establishment of any Rule 10b5-Plan (provided, however, that no sales of Securities or securities convertible into, or exchangeable or exercisable for, Securities, shall be made pursuant to such a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period, as the same may be extended pursuant to the provisions hereof; and provided further, that no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the Securities and Exchange Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan); further provided, with respect to clauses (w), (y) and (z) above, that no filing or public disclosure, reporting any sale, transfer or other disposition of shares of Common Stock or any reduction in beneficial ownership of shares of Common Stock by any party, shall be required, or voluntarily made, under the Exchange Act, in connection with such sale, transfer, disposition or reduction.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

The undersigned, whether or not participating in the Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[Name of Officer or Director]

By:
Name:
Title:

Exhibit B

FORM OF COMPANY COUNSEL OPINION

Exhibit C

FORM OF INTELLECTUAL PROPERTY COUNSEL OPINION

Exhibit D

FORM OF GENERAL COUNSEL OPINION

Exhibit E

FORM OF WARRANT